April 30, 2002

Office of the Chief Accountant
SECPS Letter File
Mail Stop 905
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C., 20549

Gentlemen:

     We were previously the independent accountants for the Brenex Oil Corp (the"Company"). We will no longer report on any financial statements for the Company as of October 23, 2001.

     We have read Item 4 of the Current Report of Form 8-K of the Company, dated April 30, 2002, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/S/ THURMAN SHAW & CO., L.C.
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Thurman Shaw & Co.
Certified Public Accountants